UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2006, on August 11, 2006, The Mills Corporation signed a binding letter of intent to sell its interest in Vaughan Mills (Ontario, Canada), St. Enoch Centre (Glasgow, Scotland) and Madrid Xanadú (Madrid, Spain) to Ivanhoe Cambridge, Inc. for approximately US$981 million (subject to foreign currency fluctuations), before transaction costs, resulting in expected net proceeds of approximately US$500 million (subject to foreign currency fluctuations). As also previously disclosed in such Form 8-K, the sale of these interests is subject to final approval of both firms’ boards of directors and other conditions, including the consent of the lenders under The Mills Limited Partnership’s Senior Term Loan with Goldman Sachs Mortgage Company as Administrative Agent.

By an amendment to the Senior Term Loan entered into on August 25, 2006, the lenders consented to the sale by The Mills Corporation of its interests in Vaughan Mills, St. Enoch Centre and Madrid Xanadú, subject to satisfaction of the following conditions in the case of the sale of each asset:

•	no default or event of default under the Senior Term Loan shall have occurred and be continuing or would result therefrom;

•	all information related to such sale reasonably requested by the Administrative Agent shall have been delivered by The Mills Limited Partnership prior to such sale and shall be satisfactory to the Administrative Agent;

•	the sale shall be consummated on terms consistent with the terms set forth in the letter of intent and in a manner consistent with a sources and uses of funds for such asset sale that is satisfactory to the Administrative Agent;

•	the sale shall be effected pursuant to acquisition documentation reasonably satisfactory to the Administrative Agent;

•	net sale proceeds from such sale shall be paid on the closing date with respect thereto to the Administrative Agent to be applied to the mandatory prepayment of the loans and other obligations under the Senior Term Loan; and

•	The Mills Limited Partnership shall have delivered an officer’s certificate to the Administrative Agent certifying that each of the requirements set forth above has been satisfied.

The sale by The Mills Corporation of its interests in Vaughan Mills, St. Enoch Centre and Madrid Xanadú remains subject to the final approval of the boards of directors of The Mills Corporation and Ivanhoe Cambridge, Inc. and to the satisfaction of various other closing conditions. Subject to the satisfaction of all closing conditions, The Mills Corporation currently expects that the sale of its interests in Vaughan Mills and St. Enoch Centre will close on or about September 15, 2006 and that the sale of its interests in Madrid Xanadú will close on or about October 31, 2006.

There can be no assurance that the conditions to closing will be satisfied or that the sale of these interests will be completed on the expected terms or in the expected time frame or at all.

As previously announced, TMC is working closely with outside advisors Goldman, Sachs & Co. (an affiliate of Goldman Sachs Mortgage Company) and JP Morgan Securities Inc. on the exploration of strategic alternatives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

THE MILLS LIMITED PARTNERSHIP By: The Mills Corporation, its general partner

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

Date: August 31, 2006

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